UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 4, 2010
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 4, 2010, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the third quarter of 2010.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	November 4, 2010 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: November 4, 2010	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	November 4, 2010 Press Release by Kratos Defense & Security Solutions, Inc.

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS

Revenues of $119.9 Million

Pro Forma EBITDA of $11.7 Million or 9.8%

Cash Flow Generated From Operations of $18.1 Million

SAN DIEGO, CA, November 4, 2010 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today reported third quarter 2010 revenues of $119.9 million and pro forma EBITDA of $11.7 million, or 9.8% of revenues.  Kratos also reported cash flow generated from operations of $18.1 million for the third quarter.  Kratos’ pro forma EBITDA increased approximately 82% on a year over year basis from $6.4 million in the third quarter of 2009,  or 7.4% of revenues.  Pro forma EBITDA reflects earnings before interest, taxes, depreciation, and amortization, and excludes acquisition related and stock compensation expenses.  Pro forma EBITDA for the third quarter also excludes a credit of $1.4 million related to a recovery for legal fees from an insurance settlement received by the Company.

Kratos reported third quarter non-GAAP pro forma earnings from continuing operations per share of $0.11, which reflects GAAP operating income and GAAP pre-tax income from continuing operations less actual cash paid or expected to be paid for income taxes of approximately $0.4 million.  Kratos also reports non-GAAP earnings per share using a cash paid income tax provision versus a GAAP income tax provision, as a result of approximately $210 million of net operating loss carry forwards Kratos has available for use through 2027, which substantially reduce the actual income taxes paid by the Company.  For the third quarter, the Company reported GAAP net income of $3.2 million and GAAP earnings per share of $0.19, utilizing a GAAP income tax provision.  The GAAP income tax for the third quarter of 2010 includes a non-recurring tax benefit of approximately $1.3 million recorded as a result of a reduction of the reserves against certain of Kratos' net operating losses triggered by tax attributes assumed in the recent acquisition of DEI Services Corporation (DEI).

Eric DeMarco, President and Chief Executive Officer, said, “During the third quarter Kratos remained on track for our previously stated strategy and business plan.  In summary, we believe that we are building the business in areas of national security priority, and that Kratos is positioned to continue to grow in the fourth quarter, and in 2011.  The integration of Gichner is now substantially complete, including most importantly in the business development area, where we are now pursuing a number of new opportunities that independently the businesses could not have previously pursued, including certain foreign military sales (FMS) related opportunities.”  Mr. DeMarco continued, “During the third quarter, Kratos acquired DEI, a leading weapons systems training simulator developer for air and ground military vehicles, which from a strategic standpoint is consistent with Kratos’ legacy weapons system sustainment, upgrade and life cycle extension thesis.  We continue to believe that as the cost of new weapons systems continues to increase, the number and quantity of new programs and fielded systems will decrease, providing additional opportunity for companies like Kratos to upgrade and sustain deployed and proven systems.  Among DEI’s most successful products are training and simulation solutions for ground combat vehicles, including the M1 Abrams Main Battle Tank and M2 Bradley Fighting Vehicle, which are expected to be maintained in the United States arsenal for many years into the future.  Similar to Gichner, combined Kratos and DEI are already actively pursuing certain new contract opportunities, including in the FMS market place.”

 Certain Kratos programmatic, contractual and operational highlights during the quarter included:

•
Kratos Weapon Systems Solutions Division, Madison Research Corporation was one of five companies awarded a prime indefinite-delivery/indefinite-quantity contract valued up to $1.6 billion to provide engineering support services to the U.S. Missile Defense Agency. This contract was awarded under the unrestricted, full and open solicitation for Missile Defense Agency Engineering and Support Services (MiDAESS).  Under the five-year engineering and support services contract, Kratos and its team will provide advisory and assistance support for systems engineering and testing.

•
A Naval Surface Warfare Center, Dahlgren Division (NSWCDD) $11 million prime contract award, where the NSWCDD reaffirmed its alliance with Kratos for crucial systems engineering support for a variety of weapons systems.  Programs that Kratos will continue to support under this contract award include the Littoral Combat Ship, Electromagnetic Railgun, Precision Strike Package or Dragon Spear and the Assault Amphibious Vehicle Upgunned Weapon System.

•
An $11 million prime contract award to support the Navy Directed Energy and Electric Weapon Systems and Total Ship Training System Program Offices.  Kratos has supported the Directed Energy and Electric Weapon Systems Program Office since 2004.  One of the “game changing” technologies under development includes laser weapons that provide for speed-of-light engagements at tactically significant ranges with cost savings realized by minimizing the use of defensive missiles and projectiles.

•
A multi-million dollar situational awareness, cybersecurity and network management contract award, where a major Federal Agency will use Kratos’ NeuralStar proprietary software product to manage and protect its global Infrastructure consisting of tens of thousands of network, IT, encryption/decryption and cybersecurity devices and elements.

•
A $16 million prime contract award by the United States Army Tank Automotive Command.  Under this new contract vehicle, Kratos will deliver its Tricon I, Tricon II and Quadron products, which are used by the United States Armed Forces for equipment integrations, support facilities for the warfighter, transport and storage, and capital equipment housing.

•
A fully funded $7.8 million dollar task order to support the Ballistic Missile Defense Program under Kratos' $100 million dollar prime multiple award contract vehicle.  Under this new task order, Kratos will manufacture and deliver 12 Oriole Rocket Systems, which are used in the AEGIS Readiness Assessment Vehicle (ARAV) B type target mission configuration for national security purposes.

•
Kratos Space & Sensors Group was awarded a new long range Broad Agency Announcement contract for Navy and Marine Corps Science and Technology.   Under the contract, Kratos will be performing work and research and development related to flexible membrane optical mirrors from the Office of Naval Research.  The objective of the program is to significantly reduce the cost and complexity of optical sensors for intelligence, survelliance and reconnaissance (ISR) purposes.

Mr. DeMarco concluded, “During the third quarter, the Company won a number of contract vehicles we believe are representative of Kratos’ positioning in areas of United States national security priority, including in the areas of sensor development for ISR purposes, directed energy and electronic weapons systems to counter potential adversaries unmanned aerial vehicle threats, Aegis Ballistic Missile Defense, cybersecurity, cyberwarfare, command, control, communications, computing, combat systems, intelligence, surveillance and reconnaissance (C5ISR), and MiDAESS, which we believe will be growth drivers as we move forward.”

Kratos today confirmed its previously communicated 2010 financial guidance for revenues of $405.0 to $410.0 million and pro forma 2010 EBITDA guidance of $37.0 to $38.0 million.  Kratos today increased its previously communicated 2011 guidance for revenues to $485.0 to $495.0 million, and pro forma EBITDA to $50.0 to $52.0 million, excluding the recently announced pending Henry Bros. Electronics transaction.

Conference Call
There will be an analyst and investor conference call conducted by the Kratos management team to discuss the third quarter 2010 financial results today at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time.
Analysts and institutional investors may participate on the conference call by dialing 877-344-3935 and referencing the call by ID number 17859468. The general public may access the conference call by dialing 877-331-4217, or on the day of the event visit www.kratosdefense.com for a simultaneous webcast.
A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

The financial results included in this release are unaudited.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) is a United States National Security Solutions provider.  Kratos provides mission critical products, solutions and services for United States National and Homeland Security.  Principal areas of expertise include C5ISR; sensor development, unmanned system solutions and support, weapon systems upgrade and sustainment; design, engineering, manufacturing and integration of military products, tactical and other shelters; military weapon range operations; critical network engineering services; information assurance and cybersecurity solutions; security and surveillance systems; and critical infrastructure security system design, integration and operation. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding future financial performance, bid and proposal pipeline, performance of key contracts, and market developments. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of increases in the Federal government initiatives related to in-sourcing; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; and risks that the current economic environment will adversely impact our business. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 27, 2009, in the Company’s Quarterly Report on Form 10-Q for the period ended June 27, 2010, and in other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, pro forma EPS from continuing operations assuming a cash tax rate, and pro forma EBITDA excluding transaction and other acquisition costs, stock compensation expense, and the recovery of legal fees from an insurance settlement, and the associated margin rates, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-operational  items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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Kratos Defense & Security Solutions
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009

Service revenues	$ 75.8	$ 77.8	$ 211.5	$ 242.4
Product sales	44.1	8.3	76.2	16.9
Total revenues	119.9	86.1	287.7	259.3
Cost of service revenue	58.6	63.7	162.0	195.3
Cost of sales - product	35.5	4.7	62.0	11.7
Total cost of sales	94.1	68.4	224.0	207.0
Gross profit - services	17.2	14.1	49.5	47.1
Gross profit - products	8.6	3.6	14.2	5.2

Gross profit	25.8	17.7	63.7	52.3

Selling, general and administrative expenses	14.5	11.4	38.0	34.0
Recovery of legal fees in connection with litigation	(1.4)	(0.5)	(1.4)	(0.2)
Impairment of goodwill	-	-	-	41.3
Acquisition expenses	0.4	-	1.5	-
Research and development	0.5	0.4	1.6	1.3
Adjustment to the liability for unused office space	-	-	-	0.6
Depreciation	0.5	0.4	1.3	1.3
Amortization of intangible assets	2.9	1.5	6.2	4.4
Operating income (loss)	8.4	4.5	16.5	(30.4)
Interest expense, net	(6.4)	(2.2)	(15.8)	(7.7)
Other income (expense), net	0.2	-	0.8	(0.2)
Income (loss) from continuing operations before income taxes	2.2	2.3	1.5	(38.3)
Provision (benefit) for income taxes from continuing operations	(1.1)	(0.1)	(12.5)	0.5
Income (loss) from continuing operations	3.3	2.4	14.0	(38.8)
Income (loss) from discontinued operations	(0.1)	0.3	0.1	(3.1)
Net income (loss)	$ 3.2	$ 2.7	$ 14.1	$ (41.9)

Basic income (loss) per common share:
Income (loss) from continuing operations	$ 0.21	$ 0.17	$ 0.87	$ (2.94)
Income (loss) from discontinued operations	(0.01)	0.02	0.01	(0.23)
Net income (loss)	$ 0.20	$ 0.19	$ 0.88	$ (3.17)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$ 0.20	$ 0.17	$ 0.85	$ (2.94)
Income (loss) from discontinued operations	(0.01)	0.02	0.01	(0.23)
Net income (loss)	$ 0.19	$ 0.19	$ 0.86	$ (3.17)

Weighted average common shares outstanding
Basic	16.1	13.9	16.0	13.2
Diluted	16.3	14.2	16.4	13.2

Pro forma EBITDA (1)	$ 11.7	$ 6.4	$ 26.8	$ 18.7

Note: (1) Pro forma EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued
operations, interest expense, net other (income) expense related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, impairment of goodwill, recovery of legal fees in connection with litigation, acquisition related expenses and the adjustment to the liability for unused office space.

Pro forma EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided pro forma
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Pro forma
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income to pro forma EBITDA:

Reconciliation of Net income (loss) to pro forma EBITDA is as follows:

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009

Net income (loss)	$ 3.2	$ 2.7	$ 14.1	$ (41.9)
(Income) loss from discontinued operations	0.1	(0.3)	(0.1)	3.1
Impairment of goodwill	-	-	-	41.3
Acquisition expenses	0.4	-	1.5	-
Interest expense, net	6.4	2.2	15.8	7.7
Other (income) expense related to SWAP instruments	(0.2)	-	(0.7)	0.2
Provision (benefit) for income taxes	(1.1)	(0.1)	(12.5)	0.5
Depreciation	1.0	0.5	2.5	1.9
Stock compensation	0.4	0.4	1.4	1.1
Recovery of legal fees in connection with litigation	(1.4)	(0.5)	(1.4)	(0.2)
Adjustment to the liability for unused office space	-	-	-	0.6
Amortization of intangible assets	2.9	1.5	6.2	4.4

Pro forma EBITDA	$ 11.7	$ 6.4	$ 26.8	$ 18.7

-more-

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Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Revenues:
Government Solutions	$ 110.2	$ 79.0	$ 263.3	$ 236.6
Public Safety & Security	9.7	7.1	24.4	22.7
Total revenues	$ 119.9	$ 86.1	$ 287.7	$ 259.3

Operating income (loss):
Government Solutions	$ 7.1	$ 4.9	$ 17.7	$ (27.8)
Public Safety & Security	0.7	(0.5)	0.7	(1.3)
Other activities	0.6	0.1	(1.9)	(1.3)
Total operating income (loss)	$ 8.4	$ 4.5	$ 16.5	$ (30.4)

Note: Other activities in the nine months ended September 26, 2010 include acquisition expenses of $1.5 million related to the Gichner Holdings, Inc. and
DEI Sevices Corporation acquisitions and recovery of legal fees in connection with litigation of $1.4 million and a benefit of $0.6 million related to a change in estimate for the Company's unused office space in the nine months ended September 27, 2009. The operating loss for the Government Solutions segment for the nine months ended September 27, 2009 includes a $41.3 million goodwill impairment charge.
-end-

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